________ Shares

                           HARRIS & HARRIS GROUP, INC.

                                  Common Stock

                                     FORM OF

                             UNDERWRITING AGREEMENT


                                                           New York, New York
                                                           __________, 2003


Punk, Ziegel & Company
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

         Harris & Harris Group, Inc., a New York corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of [ ] shares of common stock, $0.001 par value per share (the "Firm Shares"), of the Company to you. The Company also proposes to sell upon the terms and conditions contained in Section 2 hereof, up to [ ] additional common shares (the "Additional Shares" which together with the Firm Shares are hereinafter collectively referred to as the "Shares").

         The Company wishes to confirm as follows its agreement with you in connection with the purchases of the Shares]from the Company.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933 (the "1933 Act"), the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations of the Commission promulgated under the 1933 Act (the "1933 Act Rules and Regulations") and the 1940 Act (the "1940 Act Rules and Regulations" and, together with the 1933 Act Rules and Regulations, the "Rules and Regulations"), a registration statement on Form N-2 (File Nos. 333-110064 and 811-07074), under the 1933 Act and the 1940 Act including a prospectus subject to completion, relating to the Shares, a statement of additional information relating to the Shares and an election to be treated as a business development company under the 1940 Act. Such registration statement, as amended at the time when it becomes effective and as thereafter amended for purposes of the 1933 Act by any post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus and statement of additional information in the form included in the Registration Statement or, if the prospectus and statement of additional information included in the Registration Statement omit certain information in reliance upon Rule 430A under the 1933 Act and such information is thereafter included in a prospectus or statement of additional information filed with the Commission pursuant to Rule 497(h) under the 1933 Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus and statement of additional information as so filed, are referred to in this Agreement as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus are collectively referred to in this Agreement as the "Prepricing Prospectus." Any reference in this Agreement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to General Instructions
(F) of Form N-2 under the 1933 Act and the 1940 Act, as of the date of the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934 (the "1934 Act") which, upon filing, are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell the Firm Shares to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company at a purchase price of $[ ] per Share] (the "purchase price per Share"), the number of Firm Shares set forth above.

         The Company hereby also agrees to sell to the Underwriter, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter shall have the right for [30] days from the date of the Prospectus to purchase from the Company up to [ ] Additional Shares at the purchase price per share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares.

         3. Terms of Public Offering. The Company has been advised by you that you propose to make a public offering of the Shares as soon after the Registration Statement has become effective and this Agreement has been executed and delivered as in your judgment is advisable, and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to you of the Firm Shares and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 10:00 a.m., New York, New York time, on __________, 2003 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

         Delivery to you of and payment for any Additional Shares to be purchased by you shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 10:00 a.m., New York, New York time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you to the Company of your determination to purchase a number, specified in such notice, of Additional Shares. You may give such notice to the Company at any time within [30] days after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., New York, New York time (or such other time as the parties agree), not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in New York, New York for inspection and packaging not later than 9:30 a.m., New York, New York time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer immediately available funds to the account specified in writing, not later than the close of business two days next preceding the Closing Date or the Additional Closing Date, as the case may be. Payment for the Firm Shares sold by the Company hereunder shall be delivered by you to the Company.

         5. Covenants and Agreements of the Company. The Company covenants and agrees with you as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective under the 1933 Act before the offering of the Shares may commence, the Company will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective under the 1933 Act as soon as possible. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the 1933 Act Rules and Regulations, the Company will file a prospectus including such information pursuant to Rule 497(h) of the 1933 Act Rules and Regulations, as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the effective date of the Registration Statement. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Company will file a Prospectus or certification pursuant to Rule 497(c) or (j), as the case may be, of the 1933 Act Rules and Regulations as promptly as practicable, but no later than the fifth business day following the date of the later of the effective date of the Registration Statement or the commencement of the public offering of the Shares after the effective date of the Registration Statement. The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement or such post-effective amendment has become effective, (ii) when the Prospectus has been timely filed pursuant to Rule 497(c) or Rule 497(h) of the 1933 Act Rules and Regulations or (iii) when the certification permitted pursuant to Rule 497(j) of the 1933 Act Rules and Regulations has been timely filed, whichever is applicable.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request made by the Commission for amendment of or a supplement to the Registration Statement, including a Rule 462(b) Registration Statement, the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) or for additional information, (ii) of the issuance by the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official of any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus, any Prepricing Prospectus or any sales material (as hereinafter defined), of any notice pursuant to Section 8(e) of the 1940 Act, of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for any such purposes, (iii) of receipt by
         (A) the Company, any affiliate of the Company or attorney of the Company of any other material communication from the Commission, or (B) the Company, any affiliate of the Company or attorney of the Company of any other material communication from the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official relating, in the case of either clause (A) or (B), to the Company (if such communication relating to the Company is received by such person within three years after the date of this Agreement), the Registration Statement, the Form N-8A, the Prospectus, any Prepricing Prospectus, any Sales Material (as hereinafter defined) (or any amendment or supplement to any of the foregoing) or this Agreement, and (iv) within the period of time referred to in paragraph (f) below, of any material, adverse change in the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Company (other than as a result of changes in market conditions generally) or of the happening of any event known to the Company which makes any statement of a material fact made in the Registration Statement, the Prospectus, any Prepricing Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) untrue or which requires the making of any additions to or changes in the Registration Statement, the Prospectus, any Prepricing Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) in order to state a material fact required by the 1933 Act, the 1940 Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein (in the case of a prospectus or any sales material, in light of the circumstances under which they were made) not misleading or of the necessity to amend or supplement the Registration Statement, the Prospectus, any Prepricing Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other law or order of any court or regulatory body. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) or suspending the qualification of the Shares for offering or sale in any jurisdiction, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible time. If at any time any national securities exchange, any state securities commission, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official shall issue any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) or suspending the qualification of the Shares for offering or sale in any jurisdiction, the Company will use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time.

                  (c) Within five years from the date hereof, the Company will not (i) file any amendment (except any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed) to the Registration Statement or make any amendment or supplement to the Prospectus, any Prepricing Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) unless (i) you shall have been previously advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and have not objected to such filing, amendment or supplement after being so advised or (ii) so long as, in the opinion of counsel for the Underwriter, a Prospectus is required to be delivered in connection with sales of Shares by the Underwriter or dealer, file any information, documents or reports pursuant to the 1933 Act, the 1940 Act or the 1934 Act, without delivering a copy of such information, documents or reports to you, prior to or concurrently with such filing.

                  (d) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of any Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                  (e) As soon after the execution and delivery of this Agreement as reasonably possible and thereafter from time to time, for such period as in the opinion of counsel for the Underwriter a prospectus is required by the 1933 Act to be delivered in connection with sales of Shares by any Underwriter or dealer and for so long a period as you may request for the distribution of Shares, the Company will promptly deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with sales of Shares by the Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Registration Statement or the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect or if it is necessary to supplement or amend the Registration Statement or the Prospectus to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other applicable law, rule or regulation, the Company will forthwith notify you of such event, prepare and, subject to the provisions of paragraphs __ above, promptly file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate amendment or supplement thereto and will furnish as promptly as reasonably possible to the Underwriter and dealers, without charge, such number of copies thereof as they may reasonably request; provided, however, that if such amendment or supplement is required solely as a result of a material misstatement in or material omission from the information furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus (such information, as described in Section 12 of this Agreement, being referred to herein as the "Underwriter Information"), then the Company shall deliver such amendment or supplement at cost.

                  (f) The Company will cooperate with you and with your counsel in connection with any registration or qualification of the Shares for offering and sale by the Underwriter and by dealers as may be required under the applicable securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification for so long as required to complete the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are "covered securities" that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act.

                  (g) As soon as practicable, but in no event later than the last day of the 18th full calendar month following the end of the calendar quarter in which the effective date of the Registration Statement falls, the Company will make generally available to its security holders an earnings statement, which need not be audited, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations.

                  (h) During the period of three years hereafter, the Company will furnish or will have furnished to you as soon as available, (i) a copy of each report of the Company mailed to shareholders or filed with the Commission (other than reports on Form N-SAR) or furnished to the NASD or any national securities exchange or (ii) from time to time such other information concerning the Company as you may reasonably request.

                  (i) If this Agreement shall terminate or be terminated after execution pursuant to any provisions hereof or if this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to comply with any material terms in this Agreement or because any of the conditions in
         Section 10 of this Agreement required to be complied with or fulfilled by it are not satisfied, then the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriter) incurred by you in connection herewith.

                  (j) The Company will direct the investment of the net proceeds of the offering of the Shares in accordance in all material respects with the statements under the caption "Use of Proceeds" set forth in the Prospectus.

                  (k) The Company will file the requisite copies of the Prospectus with the Commission in a timely fashion pursuant to Rule 497(c) or Rule 497(h) of the 1933 Act Rules and Regulations, whichever is applicable or, if applicable, will file in a timely fashion the certification permitted by Rule 497(j) of the 1933 Act Rules and Regulations and will advise you of the time and manner of such filing.

                  (l) The Company will use its best efforts to have the Shares approved, subject to notice of issuance, for trading on the NASD National Market concurrently with the effectiveness of the Registration Statement and to comply with the rules or regulations of the NASD in relation thereto.

                  (m) Except to the Underwriter as provided in this Agreement or pursuant to any dividend reinvestment plan of the Company described in the Prospectus, the Company will not directly or indirectly issue, sell, contract to sell or otherwise dispose of, any common shares of the Company or any securities convertible into or exercisable or exchangeable for common shares of the Company or grant any rights, options or warrants to purchase common shares of the Company, for a period of 180 days after the date of the Prospectus, without your prior written consent.

                  (n) Except as stated in this Agreement and in the Prospectus, the Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares in violation of federal securities laws.

                  (o) The Company will direct the investment of the proceeds of the offering of the Shares so as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), to qualify as a regulated investment company under the Code.

                  (p) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

                  (q) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

         6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date and the Additional Closing Date, that:

                  (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 497 of the 1933 Act Rules and Regulations, complied when so filed in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations (except that this representation and warranty does not apply to statements in or omissions from the Prepricing Prospectus (and any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information) and the Commission has not issued any order preventing or suspending the use of the Prepricing Prospectus.

                  (b) The registration statement, in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, the Prospectus and any amendment or supplement thereto when filed with the Commission under Rule 497 of the 1933 Act Rules and Regulations and the Form N-8A when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission complied or will comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations and each of the Registration Statement, and the Prospectus (or any supplement or amendment to any of them) did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and the Prospectus (and any amendment or supplement to either of them) made in reliance upon and in conformity with the Underwriter Information.

                  (c) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; and the capital stock of the Company conforms in all respects to the description thereof in the Registration Statement or the Prospectus (or any amendment or supplement to either of them). Except for the Shares and the shares of common stock issued in accordance with Section 14(a) of the 1940 Act, no other shares of capital stock are issued or outstanding and the capitalization of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement to either of them) as of the date set forth therein.

                  (d) The Company has been duly formed and is validly existing in good standing as a corporation under the laws of the State of New York, with full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) and is duly registered and qualified to conduct business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or to qualify does not or would not have a material, adverse effect on the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Company (a "Material Adverse Effect").

                  (e) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company, or to which the Company or any of its properties is subject, (i) that are required to be described in the Registration Statement or the Prospectus (and any amendment or supplement to either of them) but are not described therein or (ii) which might individually or in the aggregate prevent the transactions contemplated by this Agreement, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement to either of them) or to be filed as an exhibit to the Registration Statement that are not described therein or filed as an exhibit thereto. The contracts so filed as exhibits are accurate and complete in all respects. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought and (C) limitations of public policy and a court's discretion with respect to the enforceability of any indemnification rights. The Company has not received notice or been made aware that any other party is in breach of or default under any such contracts.

                  (f) The Company is not (i) in violation of its Certificate of Incorporation, by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any other agency or any body or official having jurisdiction over the Company or (iii) in breach or default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, except, in the case of (ii) and (iii) above, for violations, breaches or defaults that do not or would not have, either individually or in the aggregate, a Material Adverse Effect on the Company; and there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default (except for any such event of default that would not have a Material Adverse Effect).

                  (g) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any of the Company Agreements [not defined] by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or order of or registration or filing with the Commission, any state securities commission, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Company (except
         (A) such as have been obtained or made prior to the date of this Agreement, (B) for compliance with the securities or Blue Sky laws of various jurisdictions which have been or will be effected in accordance with this Agreement and (C) for compliance with the filing requirements of the NASD Division of Corporate Finance) or conflicts or will conflict with or constitutes or will constitute a breach of the Declaration, bylaws, or other organizational documents of the Company or (ii) (A) conflicts or will conflict with or constitutes or will constitute a breach of or a default under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound or (B) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company is subject except, in the case of (ii) above, for conflicts, breaches, defaults, violations or encumbrances that do not or would not have, either individually or in the aggregate, a Material Adverse Effect on the Company. As of the date hereof, the Company is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency that has or would have, either individually or in the aggregate, a Material Adverse Effect on the Company.

                  (h) Since the date as of which information is given in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), except as otherwise stated therein,
         (i) there has been no change that has or would have a Material Adverse Effect on the Company; (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of its business or described in the Prospectus (and any amendment or supplement thereto); and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its common stock.

                  (i) PricewaterhouseCoopers LLP, who have audited the Statement of Assets and Liabilities included in, and whose report appears in, the Registration Statement and the Prospectus (and any amendment or supplement to either of them), are independent public accountants with respect to the Company as required by the 1933 Act, the 1940 Act and the Rules and Regulations. To the best of the Company's knowledge and belief, Arthur Andersen LLP, who previously expressed their opinions on certain of the audited financial statements included in the Registration Statements and the Prospectus (but have not consented to inclusion of such opinions in the registration statements), at all times at which they served as public accountants, were independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations.

                  (j) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement or the Prospectus (or any amendment or supplement to either of them) present fairly the financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement or the Prospectus (or any amendment or supplement thereto) are accurately derived from such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

                  (k) The Company, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497 under the 1933 Act Rules and Regulations, has taken all action required to be taken by it under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares as contemplated by this Agreement.

                  (l) The execution and delivery of and the performance by the Company of its obligations under this Agreement and the Company Agreements have been duly and validly authorized by the Company and this Agreement and each of the Company Agreements have been duly executed and delivered by the Company and (assuming due and valid authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each Company Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (m) Except as disclosed in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement to either of them), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), the Company has not incurred any debt, liability or obligation, indirect, direct or contingent, and there has not been any change in the capital stock or capitalization of the Company.

                  (n) The Company has not distributed without your consent to the public any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus included in Pre-Effective Amendment No. 2 to the registration statement (the "Red Herring Preliminary Prospectus"), the Prospectus and the Sales Material (or any other material, if any, permitted by the 1933 Act, the 1940 Act or the Rules and Regulations).

                  (o) (i) The Company has such licenses, permits, and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its property and to conduct its business in the manner described in the Prospectus (and any amendment or supplement thereto); (ii) the Company has fulfilled and performed all its obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other impairment of the rights of the Company under any such permit, subject in each case to such qualification as may be set forth in the Prospectus (and any amendment or supplement thereto); and, (iii) except as described in the Prospectus (and any amendment or supplement thereto), none of such permits contains any restriction that is materially burdensome to the Company; except where the failure to obtain or perform its obligations with respect to such permits, or the restrictions set forth in such permits, as set forth in clauses (i), (ii) and (iii), either individually or in the aggregate, does or would not have a Material Adverse Effect on the Company.

                  (p) The Company has maintained and continues to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with the Board of Directors' general or specific authorization and with the investment policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value and fee accruals, to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with the Board of Directors' general or specific authorization; and (iv) the recorded account for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (q) The conduct by the Company of its business (as described in the Prospectus) does not require it to be the owner, possessor, licensee of, or otherwise require it to have the right to use, any patents, patent licenses, trademarks, service marks or trade names (collectively, "Intellectual Property") which it does not own, possess, license or otherwise have the right to use, except where the failure to own, possess, license or otherwise have the right to use such Intellectual Property, individually or in the aggregate, does or would not have a Material Adverse Effect on the Company.

                  (r) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Company has not taken and will not take, directly or indirectly, any action designed to or which could cause or result in or which will constitute stabilization or manipulation of the price of the Shares in violation of federal securities laws and, to the Company's knowledge, no such action has been, or will be, taken by any affiliates of the Company.

                  (s) The Company has duly elected to be a business development company under the 1940 Act and the Rules and Regulations; no order of suspension or revocation of such election under the 1940 Act and the Rules and Regulations has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. The Company is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the 1933 Act and the 1940 Act. No person is serving as an officer, director, trustee or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

                  (t) All advertising, sales literature, "prospecting letters," "prospectus wrappers," envelopes, prospectuses omitted from the Registration Statement pursuant to the 1933 Act Rules and Regulations or other promotional material prepared or authorized in writing by the Company for use or distribution to the public for use in connection with the offering and sale of the Shares (including the client brochure and the broker flyer each filed with the NASD on [ ],
         2003) (collectively, "Sales Material") complied and comply in all respects with the applicable requirements of the 1933 Act, the 1933 Act Rules and Regulations and the rules and interpretations of the NASD and no Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with the Underwriter Information).

                  (u) No holder of any security of the Company has any right to require registration of any Shares, capital stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

                  (v) The Company intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Code.

                  (w) None of the promotional material for use by brokers in connection with the marketing of the Shares (including any "broker kits," "road show slides," "road show scripts," "broker post-cards" and "broker reference cards" authorized in writing by or prepared by the Company for use in connection with the offering and sale of the Shares (collectively, "Broker Material") when read together with the Prospectus, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this representation and warranty does not apply to statements in or omissions from the Broker Material made in reliance upon and in conformity with the Underwriter Information), and no Broker Material was or has been made available by the Company by means of an Internet web site or similar electronic means.

                  (x) The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus or the Prospectus.

                  (y) Except as disclosed in the Registration Statement or the Prospectus (or any amendment or supplement to either of them), to the Company's knowledge, after due inquiry, no director of the Company is an "interested person" (as defined in the 1940 Act) of the Company or an "affiliated person" (as defined in the 1940 Act) of the Underwriter.

                  (z) The Shares have been approved for trading on the NASD National Market.

                  (aa) The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for directors' and officers' liability insurance of a public company and as would cover claims which could be made in connection with the issuance of the Common Stock; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

                  (bb) The Company has good and valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements included in, or elsewhere in, the Prospectus or (ii) such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company, except as described in the Prospectus.

                  (cc) The Company has not, or to the knowledge of the Company, any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has not, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or
         (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties (other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions); (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

                  (dd) All offers, sales, conversions and redemptions of the Company's capital stock and other securities through the date hereof were made in compliance with the 1933 Act, the 1940 Act, the Rules and Regulations and all other applicable state and federal laws or regulations, except to the extent any noncompliance would not have a Material Adverse Effect.

                  (ee) All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company (and its predecessors) with respect to the six full fiscal years ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state, local and foreign authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state, local and foreign taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company (and its predecessors) with respect to such six full fiscal years have been paid or reflected as a liability on the financial statements of the Company for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements. All deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, and Additional Closing Date, if any, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriter will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

                  (ff) Except as set forth in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the 1933 Act) or any officer, director or security holder of the Company (whether or not an affiliate) which are required by the 1933 Act, the 1940 and the Rules and Regulations thereunder to be disclosed in the Registration Statement.

                  (gg) The Company has procured lock-up agreements from each of the Company's most senior executive officers and directors.

                  (hh) To the Company's knowledge, no officer, director or 10% shareholder of the Company has a direct or indirect affiliation or association with any member of the NASD, except as discussed in the questionnaires delivered by the Company to the Underwriter or disclosed in the Prospectus.

                  (ii) The statistical and market-related data included in the Prospectus is based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

         7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the 1933 Act and the 1940 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriter and dealers; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, the Power of Attorney and Custody Agreement, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including the reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriter in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriter's counsel relating thereto; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the Underwriter; (viii) all other fees, costs and expenses referred to in Item 26 of the Registration Statement, (ix) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this
Section 7. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 11 hereof, the Company agrees to reimburse the Underwriter as provided in this Section 7.

         8. Indemnification and Contribution. Subject to the limitations in this paragraph below and to the other limitations set forth in this Section 8, the Company agrees to indemnify and hold harmless you and your directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on your behalf expressly for use in connection therewith, or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its respective obligations hereunder or under law; provided, however, that with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter or to any officer, director, employee or agent of the Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned if both (y) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the 1933 Act, and (z) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. This indemnification shall be in addition to any liability that the Company may otherwise have.

         In addition to its other obligations under this Section 8, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as set forth in this Section 8, subject to the limitations set forth in this Section 8, it will reimburse the Underwriter on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return it to the person(s) from whom it was received, together with interest compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Underwriter or such controlling person and payment of all fees and expenses incurred by such counsel. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or
(iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party(s), and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter which may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person (notwithstanding its (their) obligation to bear the fees and expenses of such counsel)). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests. The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

         The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information furnished in writing by or on behalf of the Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company by the preceding paragraph (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons shall have the rights and duties given to the Underwriter by the immediately preceding paragraph.

         If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or fourth paragraph of this Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriter shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriter from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriter, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification, reimbursement or interim payment or contribution under this Section 8 shall be subject to the requirements of Release No. 11330 and Section 17(i) of the 1940 Act and, subject thereto, shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity, contribution and reimbursement agreements contained in this
Section 8 and the representations and warranties of the Company, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second and fifth paragraphs of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fifth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second and fifth paragraphs of this Section 8.

         9. Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 497(h), 430A and 462 under the 1933 Act shall have been timely made, no order pursuant to Section 8(e) of the 1940 Act shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business and which could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no casualty loss or damage (whether or not insured) to the property of the Company shall have been sustained which has or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties which is material to the Company and its subsidiaries taken as a whole or which affects or could reasonable be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any change in the condition (financial or otherwise), business, management, results or operations or prospects of the Company or its subsidiaries having a Material Adverse Effect which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

                  (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Company, dated the Closing Date, satisfactory to you and your counsel, in substantially the form attached hereto as Exhibit A.

                  (d) You shall have received on the Closing Date an opinion of Greenberg Traurig, LLP., as counsel for the Underwriter, dated the Closing Date with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from the firm of PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and
         (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this
         Section 9(f) and in Sections 9(b) and 9(g) hereof.

                  (g) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (h) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                  (i) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

                  (j) At or prior to the Closing Date, you shall have received Lock-Up Agreements from each of the Company's executive officers' and directors.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

         The obligation of the Underwriter to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraph (c) shall be revised to reflect the sale of Additional Shares.

         If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Section 8 shall at all times be effective.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares, as the case may be, (i) trading in the Company's common stock shall have been suspended by the Commission or the Nasdaq/NMS, (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or Nasdaq/NMS shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your good faith judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriter. The Company acknowledges that (i) the paragraph immediately following footnote (3) on the cover page of the Prospectus, and (ii) the information under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on your behalf as such information is referred to in Sections 6(a), 6(b) and 9 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company, to the office of the Company at 111 West 57 Street, Suite 1100, New York, New York 10019,
Attention: Charles E. Harris, Chairman, President and Chief Executive Officer (with copy to Richard T. Prins, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036), or (ii) if to you, to Punk, Ziegel & Company, 520 Madison Avenue, New York, New York 10022, Attention Sagiv Shiv, Managing Director (with copy to Greenberg Traurig, LLP., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Gary M. Epstein, Esq.).

         This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

         The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

                                                Very truly yours,

                                                HARRIS & HARRIS GROUP, INC.


                                                By:____________________________
                                                     Charles E. Harris
                                                     Chairman and
                                                     Chief Executive Officer



CONFIRMED as of the date first above mentioned.

Punk, Ziegel & Company




By:_____________________________
      Name:______________________________
      Title:

                                   EXHIBIT A

           Form of Skadden, Arps, Slate, Meagher & Flom LLP Opinion

1. The Company has been created and is in good standing and has a legal existence under the laws of the State of New York.

3. The Company has the power and authority to execute, deliver and perform all of its obligations under the Underwriting Agreement and the Transaction Documents and the execution and delivery of the Underwriting Agreement and the Transaction Documents and the consummation by the Company of all of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company Each of the Underwriting Agreement and the Transaction Documents has been duly authorized, executed and delivered by the Company.

4. Each of the Transaction Documents constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms under the Applicable Laws of the State of New York.

5. The execution and delivery by the Company of the Underwriting Agreement and each of the Transaction Documents and the performance by the Company of its obligations under the Underwriting Agreement and each of the Transaction Documents, each in accordance with its terms, do not (A) conflict with the Certificate of Incorporation or By-Laws of the Company, or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or default under or creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any Applicable Contract. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement or the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

6. Neither the execution, delivery or performance by the Company of its obligations under the Underwriting Agreement or the Transaction Documents nor the compliance by the Company with the terms and provisions thereof will contravene any provision of Applicable Law or the 1940 Act or the 1940 Act Rules and Regulations in any material respect.

7. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution and delivery of the Underwriting Agreement or any of the Transaction Documents or the enforceability of any of the Transaction Documents against the Company.

8. Neither the execution, delivery or performance by the Company of its obligations under the Underwriting Agreement or the Transaction Documents nor compliance by the Company with the terms and provisions thereof will contravene any Applicable Order.

9. The Company has duly elected to be a business development company under the 1940 Act; and the Certificate of Incorporation and By-Laws comply in all material respects with the 1940 Act and the 1940 Act Rules and Regulations.

10. The Shares have been duly authorized by all necessary action of the Company under the laws of the State of New York and, when issued to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable; the form of certificate that may be used to evidence the Common Shares complies in all material respects with the applicable requirements of the Certificate of Incorporation, the By-Laws, the laws of the State of New York and the rules of the NASDAQ National Market, in each case as in effect on the date hereof. In rendering the opinion set forth in this paragraph 9, we have assumed that if a holder of Common Shares requests a certificate representing such holder's Common Shares, that such certificate will conform to the specimen examined by us and will have been signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.

11. No holders of outstanding Common Shares are entitled as such to any preemptive or other similar rights with respect to the Shares under any Applicable Contract, under the Certificate of Incorporation or the By-Laws or under the laws of the State of New York.

12. No legal or governmental proceedings are pending to which the Company is a party that are required to be described in the Registration Statement or the Prospectus and are not so described therein, and no contract or other document is required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

13. The filing of the Prospectus pursuant to Rule 497(h) under the 1933 Act Rules and Regulations has been made in the manner and within the time period required by Rule 497(h) of the 1933 Act Rules and Regulations.

14. No facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, appears on its face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we do not express any view as to the financial statements and other financial and/or statistical data included therein or excluded therefrom or any of the schedules, appendices or exhibits (other than exhibit L) included or incorporated by reference to the Registration Statement.

15. Although the discussion in the Prospectus under the heading "Taxation" does not purport to discuss all possible United States federal income tax consequences relating to the taxation of the Company and the purchase, ownership and disposition of the Shares, such discussion constitutes, in all material respects, a fair summary of law and is based on our understanding of the Company's operations as disclosed in the Prospectus.